                                                                      EXHIBIT 1














                                RIGHTS AGREEMENT

                           Dated as of August 1, 1998



                                    between



                            SUCCESS BANCSHARES, INC.


                                      and


                         HARRIS TRUST AND SAVINGS BANK

                                as Rights Agent

                               TABLE OF CONTENTS

SECTION 1.   CERTAIN DEFINITIONS.........................................................................1
SECTION 2.   APPOINTMENT OF RIGHTS AGENT.................................................................5
SECTION 3.   ISSUANCE OF RIGHTS CERTIFICATES.............................................................5
SECTION 4.   FORM OF RIGHTS CERTIFICATES.................................................................7
SECTION 5.   COUNTERSIGNATURE AND REGISTRATION...........................................................8
SECTION 6.   TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES;
                 MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES................................8
SECTION 7.   EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS...............................9
SECTION 8.   CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES........................................11
SECTION 9.   RESERVATION AND AVAILABILITY OF PREFERRED SHARES...........................................11
SECTION 10.  RECORD DATE OF PREFERRED SHARE OWNERSHIP...................................................12
SECTION 11.  ADJUSTMENT OF EXERCISE PRICE, NUMBER AND KIND OF SHARES AND NUMBER OF RIGHTS...............13
SECTION 12.  CERTIFICATE OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES.................................19
SECTION 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.......................20
SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES....................................................22
SECTION 15.  RIGHTS OF ACTION...........................................................................23
SECTION 16.  AGREEMENTS OF HOLDERS OF RIGHTS............................................................23
SECTION 17.  RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.........................................24
SECTION 18.  CONCERNING THE RIGHTS AGENT................................................................24
SECTION 19.  MERGER OR CONSOLIDATION OF THE RIGHTS AGENT................................................25
SECTION 20.  DUTIES OF THE RIGHTS AGENT.................................................................25
SECTION 21.  RESIGNATION OR REMOVAL OF THE RIGHTS AGENT.................................................28
SECTION 22.  ISSUANCE OF NEW RIGHTS CERTIFICATES........................................................29
SECTION 23.  REDEMPTION.................................................................................29
SECTION 24.  EXCHANGE...................................................................................31
SECTION 25.  NOTICE TO HOLDERS OF RIGHTS CERTIFICATES OF CERTAIN EVENTS.................................32
SECTION 26.  OTHER NOTICES..............................................................................32
SECTION 27.  SUPPLEMENTS AND AMENDMENTS.................................................................33
SECTION 28.  SUCCESSORS.................................................................................34
SECTION 29.  CERTAIN DETERMINATIONS AND ACTIONS BY THE BOARD............................................34
SECTION 30.  BENEFITS OF THIS AGREEMENT.................................................................34
SECTION 31.  SEVERABILITY...............................................................................34
SECTION 32.  GOVERNING LAW..............................................................................34
SECTION 33.  COUNTERPARTS...............................................................................35
SECTION 34.  DESCRIPTIVE HEADINGS; REFERENCES...........................................................35







                                      i

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
Exhibit A    -  Form of Certificate of Designations of Series B Junior Participating Preferred Stock.... A-1
Exhibit B    -  Form of Rights Certificate.............................................................. B-1
Exhibit C    -  Summary of Rights To Purchase Shares of Preferred Stock................................. C-1

                                RIGHTS AGREEMENT


     This Rights Agreement is entered into as of August 1, 1998 (this "AGREEMENT") between Success Bancshares, Inc., a Delaware corporation (the "COMPANY"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "RIGHTS AGENT").

                               R E C I T A L S :

     A. The Board of Directors of the Company desires to provide all stockholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company and to ensure that all such stockholders receive fair and equal treatment in the event of any proposed takeover of the Company; and

     B. On May 27, 1998, the Board of Directors of the Company (the "BOARD") authorized and declared a dividend of one preferred stock purchase right (individually a "RIGHT" and collectively the "RIGHTS") for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business on the determined record date (the "RECORD DATE"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined) upon the terms and subject to the conditions herein after set forth, and contemplates that one Right will be issued with respect to each share of Common Stock which shall become outstanding after the Record Date and prior to the earlier of the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), including any shares of Common Stock issued by reason of the exercise of any option, warrant, right (other than the Rights) or conversion or exchange privilege contained in any option, warrant, right (other than the Rights) or convertible or exchangeable security issued by the Company prior to the Distribution Date, unless the Board shall expressly provide to the contrary at the time of issuance of any such option, warrant, right or convertible or exchangeable security.

                                C L A U S E S :

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. CERTAIN DEFINITIONS. For all purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

     "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or other compensation program or arrangement of the Company or of any such Subsidiary or (iv) any Person holding such shares of Common Stock for or pursuant to the terms of any such plan, program or arrangement (the Persons specified in clauses (i) through (iv) being hereinafter collectively called "EXEMPT PERSONS"). Notwithstanding the preceding sentence, no Person shall become an "Acquiring Person" as the result of (a) being a Beneficial Owner of 15% or more of the outstanding shares of Common Stock of the Company on the date of this

Agreement, (b) an acquisition by the Company of shares of its Common Stock which, by reason of reducing the number of its then outstanding shares of Common Stock, increases the percentage of its then outstanding shares of Common Stock Beneficially Owned by such Person to 15% or more (c) such Person becoming the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock pursuant to a Permitted Offer, or (d) the acquisition by such Person of newly-issued shares of Common Stock of the Company directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); provided, however, that if such Person shall, after such acquisition by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person"; provided, further, however, that any transferee from such Person who becomes a Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding shall nevertheless be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable (and in any event within ten business days after notification by the Company) a sufficient number of shares of Common Stock so that such Person w no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2, as in effect on the date of this Agreement, under the Exchange Act.

         "Beneficial Owner" (including the terms "Beneficially Own" and "BENEFICIAL OWNERSHIP"), when used with respect to any Person, shall be deemed to include any securities which:

         (i) such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3, as in effect on the date of this Agreement, under the Exchange Act);

         (ii) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has:

               (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions, or both) pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities), upon the exercise of any options, warrants, rights (other than the Rights) or conversion or exchange privileges or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own: (I) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (II) securities issuable upon exercise of the Rights at any time prior to the Distribution Date; or

               (B) the right to vote pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security otherwise subject to this item (B) if such agreement, arrangement or understanding to vote (I) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (II) is not also then reportable by such Person on Schedule 13D (or any comparable or successor report then in effect) under the Exchange Act; or

               (C) the right to dispose of pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities); or

         (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to item (B) of subparagraph (ii) of the first paragraph of this definition) or disposing of any securities of the Company.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

         "Certificate of Designations" shall mean the Certificate of Designations for the Preferred Shares in substantially the form attached hereto as Exhibit A.

         "Close of Business" on any given date shall mean 5:00 P.M., Chicago, Illinois time, on such date or, if such date is not a Business Day, then 5:00 P.M., Chicago time, on the next succeeding Business Day.

         "Common Stock," when used with reference to the Company, shall mean the Common Stock, $.001 par value, of the Company. "Common Stock," when used with reference to any Person other than the Company, shall mean the capital stock with the greatest voting power (or the other equity securities or equity interests having the power to control or direct management) of such Person or, if such Person is a Subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

         "Continuing Director" shall mean (i) any member of the Board, while such a member, who is not a Restricted Person, or a representative or nominee of a Restricted Person, and was a member of the Board prior to the date of this Agreement and (ii) any individual who subsequently becomes a member of the Board and is not a Restricted Person, or a representative or nominee of a Restricted Person, if such individual's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors then in office.

         "Distribution Date" shall have the meaning set forth in Section 3(a).

         "Equivalent Preferred Shares" shall have the meaning set forth in
Section 11(b).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date of this Agreement.

         "Exchange Rate" shall have the meaning set forth in Section 24(a).

         "Exempt Persons" shall have the meaning set forth in the definition of "Acquiring Person."

         "Exercise Price" shall have the meaning set forth in Section 7(b).

         "Fair Market Value" shall have the meaning and be determined as set forth in Section 11(d).

         "Final Expiration Date" shall have the meaning set forth in Section
7(a).

         "Interested Stockholder" shall mean any Restricted Person or any Affiliate or Associate of any other Person in which such Restricted Person has an interest, or any Person acting, directly or indirectly, on behalf of or in concert with any such Restricted Person.

         "NASDAQ" shall have the meaning set forth in Section 9(c).

         "Permitted Offer" shall mean any tender or exchange offer for all of the outstanding shares of Common Stock of the Company at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer by at least a majority of the members of the Board who are Continuing Directors and who are not officers of the Company, to be appropriate (taking into account all factors which such Continuing Directors deem relevant, including, without limitation, prices reasonably obtainable if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf or for whose benefit such tender or exchange offer is being made).

         "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of any of the foregoing.

         "Preferred Shares" shall mean the shares of Preferred Stock.

         "Preferred Stock," when used with reference to the Company, shall mean the Series B Junior Participating Preferred Stock, $.001 par value, of the Company, which series shall have the powers, preferences and other rights set forth in the Certificate of Designations.

         "Principal Party" shall have the meaning set forth in Section 13(d).

         "Redemption Date" shall have the meaning set forth in Section 7(a).

         "Redemption Price" shall have the meaning set forth in Section 23(a).

         "Restricted Person" shall mean an Acquiring Person, or any Affiliate or Associate of an Acquiring Person.

         "Rights Certificates" shall mean the certificates evidencing the Rights after the Distribution Date.

         "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii).

         "Section 13 Event" shall mean any transaction described in Section
13(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Security" shall have the meaning set forth in Section 11(d).

         "Share Acquisition Date" shall mean the first date on which there shall be a public announcement (which shall include, without limitation, any press release or publicly available filing with the Securities and Exchange Commission or any other federal or state governmental authority or agency) by the Company or an Acquiring Person that an Acquiring Person has become such.

         "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power or the other equity securities or equity interests having the power to control or direct management is owned, directly or indirectly, by such Person.

         "Summary of Rights" shall mean the Summary of Rights to Purchase Shares of Preferred Stock in substantially the form attached hereto as Exhibit C.

         "Trading Day" shall have the meaning set forth in Section 11(d)(i).

         "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement. The Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective obligations and duties of the Rights Agent and of any Co-Rights Agent shall be as the Company shall specify in writing.
The Rights Agent shall have no duty to supervise, and shall not be liable for the acts or omissions of, any Co-Rights Agent.

         SECTION 3. ISSUANCE OF RIGHTS CERTIFICATES.  (a)  Until the earliest of
(i) the Close of Business on the 10th Business Day after the Share Acquisition Date (or, if the Share

Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the 10th Business Day after the Record Date), or (ii) the Close of Business on the 10th Business Day (or, anything in Section 27 to the contrary notwithstanding, such other Business Day as may be determined by action of the Board prior to the occurrence of any Section 11(a)(ii) Event) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer if, upon the consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding, including any such date which is after the date of this Agreement and prior to the date of issuance of the Rights (the earliest of the dates specified in clauses (i) and (ii) being hereinafter called the "DISTRIBUTION DATE"), the Rights shall be evidenced and be transferable only as provided in Section 3(b). As soon as practicable after the Distribution Date or, in the case of any shares of Common Stock of the Company which are issued or otherwise become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, including any shares of Common Stock issued by reason of the exercise of any option, warrant, right (other than the Rights) or conversion or exchange privilege contained in any option, warrant, right (other than the Rights) or convertible or exchangeable security issued by the Company prior to the Distribution Date, unless the Board shall have expressly provided to the contrary at the time of issuance of any such option, warrant, right or convertible or exchangeable security, simultaneously with the issuance of stock certificates for such shares of Common Stock, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall deliver or cause to be delivered (or the Rights Agent shall, if requested, deliver at the expense of the Company), by first-class mail, postage prepaid, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Distribution Date or, in the case of shares of Common Stock issued or otherwise becoming outstanding after the Distribution Date (unless otherwise provided with respect thereto as aforesaid), to each record holder of the shares of Common Stock so being issued or becoming outstanding at the time of such occurrence, at its last address shown on the registry books of the transfer agent for the Common Stock of the Company, one or more Rights Certificates evidencing one Right for each share of Common Stock of the Company so held, issued or becoming outstanding. As of and after the Distribution Date, the Rights shall be evidenced solely by the Rights Certificates.

         (b) On the Record Date, or as soon as practicable thereafter, the Company shall send a copy of the Summary of Rights, by first-class mail, postage prepaid, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Record Date, at its last address shown on the registry books of the transfer agent for the Common Stock of the Company. Until the Distribution Date, no Rights Certificates shall be issued; each stock certificate for shares of Common Stock of the Company outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, shall be deemed also to constitute a certificate for the Rights associated with the shares represented thereby, together with a copy of the Summary of Rights attached thereto; and the registered holder of such shares shall also be the registered holder of the associated Rights. Until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, the surrender for transfer of any such stock certificate, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.



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


         (c) Any stock certificate for shares of Common Stock of the Company which shall be delivered by or on behalf of the Company (including, without limitation, stock certificates for shares of Common Stock which are reacquired by the Company and then transferred) after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date shall have impressed, printed or written thereon, or otherwise affixed thereto, the following legend:

         "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of August 1, 1998 (the "RIGHTS AGREEMENT") between Success Bancshares, Inc. (the "COMPANY") and Harris Trust and Savings Bank, as Rights Agent, the terms, provisions and conditions of which are incorporated herein by reference and made a part hereof. The Rights Agreement is on file at the principal office of Company and the principal office of such Rights Agent, and the Company will mail to the holder of this certificate a copy without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances, as set forth in the Rights Agreement, Rights Beneficially Owned by a Restricted Person (as such terms are defined in the Rights Agreement), or by specified transferees from a Restricted Person, shall be or may become void."

Each stock certificate containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, shall be deemed also to constitute a certificate for the Rights associated with the shares represented thereby, and the registered holder of such shares shall also be the registered holder of the associated Rights. Until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, the surrender for transfer of any such stock certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. The omission of the foregoing legend shall not in any manner whatsoever affect the application or interpretation of Section 7(d).

         (d) In the event that the Company shall reacquire any shares of its Common Stock after the Record Date and prior to the Distribution Date, the Rights associated with such shares shall be deemed canceled and retired, the Company not being entitled to exercise any Rights associated with shares of its Common Stock which are no longer outstanding.

         SECTION 4. FORM OF RIGHTS CERTIFICATES. (a) The Rights Certificates (including the forms of election to purchase and assignment to be set forth on the reverse side thereof) shall be in substantially the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements set forth thereon as the Company may deem appropriate and are not inconsistent with the provisions of this Agreement, or as may be required to conform to customary practice or to comply with any applicable law or any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed. Subject to Sections 11 and 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or, in the case of Rights with respect to shares of Common Stock issued or becoming outstanding after the Record Date, the same date as the stock certificate evidencing such shares), shall entitle the holders thereof to purchase such number of one one-hundredths of a

Preferred Share at the Exercise Price as shall be set forth therein, but the number of such one one-hundredths of a Preferred Share or other securities and the Exercise Price thereof shall be subject to adjustment as provided herein.

         (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights Beneficially Owned by: (i) a Restricted Person, (ii) a transferee from a Restricted Person who becomes a transferee after the Acquiring Person or Adverse Person becomes such or (iii) a transferee from a Restricted Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or any such Affiliate or Associate) or to any Person with whom such Acquiring Person (or any such Affiliate or Associate) has any continuing written or oral agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(d), and any Rights Certificate issued pursuant to Section 6, 11 or 22 upon the transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall have deleted therefrom the second sentence of the legend on the Form of Rights Certificate attached hereto as Exhibit B and, in lieu thereof, shall contain the following two sentences:

         "The Rights represented by this Rights Certificate are or were Beneficially Owned by a Restricted Person (as such term is defined in such Agreement). This Rights Certificate and the Rights represented hereby shall be or may become void under the circumstances specified in Section 7(d) of such Agreement."

The Company shall give prompt written notice to the Rights Agent after becoming aware of the existence and identity of any Restricted Person. The failure to insert the foregoing sentences on any such Rights Certificate or any defect therein shall not in any manner whatsoever affect the application or interpretation of Section 7(d). The Company shall specify to the Rights Agent in writing which Rights Certificates are to be so legended.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, or any of its Vice Presidents, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof attested by its Secretary or any of its Assistant Secretaries, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by an authorized signatory of the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have executed any Rights Certificate or who shall have attested the Company's seal thereon shall cease to be such officer of the Company before such Rights Certificate shall have been countersigned by an authorized signatory of the Rights Agent and issued and delivered by or on behalf of the Company, such Rights Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered by or on behalf of the Company with the same force and effect as though the individual who executed such Rights Certificate or who attested the Company's seal thereon had not ceased to be such officer; and any Rights Certificate may be executed on behalf of the Company and the Company's seal may be attested by any individual who, at the actual date of such execution or attestation, shall be a proper officer of the

Company, although at the date of execution of this Rights Agreement such person was not such an officer.

         (b) After the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate, the date of each Rights Certificate and (if required by the Company) the date of countersignature by the Rights Agent.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES. (a) Subject to Sections 4(b), 7(d) and 14, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the earlier of the Redemption Date and the Final Expiration Date, any Rights Certificate (other than any Rights Certificate which shall have been exchanged pursuant to Section
24) may be transferred, split up, combined or exchanged for one or more other Rights Certificates, entitling the registered holder to purchase the same number of one one-hundredths of a Preferred Share (or after a Triggering Event, the securities, cash and other property purchasable in lieu thereof) as the Rights Certificate or Rights Certificates surrendered entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange one or more Rights Certificates shall make such request in a writing delivered to the Rights Agent, and shall surrender the Rights Certificates to be transferred, split up, combined or exchanged, with the form of assignment on the reverse side thereof duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request, at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall deliver or cause to be delivered (or the Rights Agent shall, if requested, deliver), subject to Section 4(b), 7(d) and 14, to the person entitled thereto one or more Rights Certificates as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them or, in the case of mutilation, upon surrender to the Rights Agent of the mutilated Rights Certificate, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall deliver or cause to be delivered (or the Rights Agent shall, if requested, deliver) to the registered holder thereof a new Rights Certificate of like tenor in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(d), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date and prior to the earliest of (i) the Close of Business on August 10, 2008 (the "FINAL EXPIRATION DATE"), (ii) the time at which the Rights are redeemed as provided in Section 23 (the "REDEMPTION DATE") and (iii) the time at which such Rights are exchanged as provided in Section 24, upon surrender of such Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request, to the Rights Agent at its principal office, accompanied by payment (as provided in subsection (c) of this Section 7) of the Exercise Price for each one one-hundredth of a Preferred Share (or after a Triggering Event, the securities, cash and other property purchasable in lieu thereof) as to which the surrendered Rights are then being exercised.

         (b) The price (the "EXERCISE PRICE") for each one one-hundredth of a Preferred Share purchased upon exercise of the Rights shall initially be $55.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with subsection (c) of this Section 7.

         (c) Upon receipt of a Rights Certificate representing then exercisable Rights, with the form of election to purchase and certification of status on the reverse side thereof duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request, accompanied by payment of the Exercise Price for the number of one one-hundredths of a Preferred Share (or after a Triggering Event, the securities, cash and other property purchasable in lieu thereof) being purchased, plus the amount of any applicable transfer tax (as determined by the Rights Agent) required to be paid by the holder of such Rights Certificate in accordance with Section 9, the Rights Agent shall, subject to the terms and conditions of this Agreement, thereupon promptly (i) requisition from any transfer agent for the Preferred Shares (or, if the Rights Agent is such a transfer agent, make available) stock certificates for the number of one one-hundredths of a Preferred Share being purchased, the Company hereby irrevocably authorizing any such transfer agent to comply with all such requests, (ii) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights with a depository agent, requisition from the depository agent depository receipts for the number of one one-hundredths of a Preferred Share being purchased (in which case stock certificates for the Preferred Shares represented by such depository receipts shall be deposited by the transfer agent for the Preferred Shares with the depository agent), the Company hereby irrevocably authorizing any such depository agent to comply with all such requests, (iii) after a Triggering Event, requisition or obtain from the appropriate Person or Persons such securities, cash and other property as may then be purchasable in lieu of Preferred Shares, the Company hereby irrevocably authorizing all such requests,
(iv) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of any fractional share in accordance with Section 14 and (v) promptly after receipt of such stock certificates, depository receipts, securities, cash and/or other property, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered (when appropriate) in such name or names as may be designated by such registered holder.

         (d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any Section 11(a)(ii) Event, any Rights Beneficially Owned by: (i) a Restricted Person, (ii) a transferee from a Restricted Person who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee from a Restricted Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing written or oral agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(d), shall be void without any further action; and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, from and after such first occurrence. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(d) and Section 4(b) are complied with, but shall have no liability to any holder of the Rights Certificates or to any other Person as a result of the Company's failure to make any applicable finding or determination with respect to any Restricted Person, or any transferee therefrom.

         (e) Notwithstanding subsection (a) of this Section 7, a Right may be exercised by the holder thereof on or after the Distribution Date and prior to the receipt of the associated Rights Certificate by notifying the Rights Agent in writing and furnishing to the Rights Agent such information and evidence as to such election as the Rights Agent may reasonably request; provided, however, that the Rights Agent shall not be required to take any of the actions specified in subsection (c) of this Section 7 until such holder shall have fully satisfied the applicable requirements specified therein.

         (f) Neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any Rights or Rights Certificate upon the purported exercise or transfer thereof unless the registered holder thereof shall have (i) completed and signed the certification of status following the form of election to purchase or the form of assignment, as the case may be, set forth on the reverse side of the Rights Certificate surrendered for such exercise or transfer and (ii) provided such additional evidence as to the identity of the Beneficial Owner (or former Beneficial Owner) thereof or the Affiliates or Associates thereof as the Company shall reasonably request.

         (g) In case the registered holder of any Rights Certificate shall exercise less than all of the Rights evidenced thereby, then, subject to the provisions of Section 14, a new Rights Certificate evidencing the Rights remaining unexercised shall be prepared and executed by the Company and countersigned and delivered by the Rights Agent to the registered holder of such surrendered Rights Certificate or to such registered holder's duly authorized assigns.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form or, if surrendered to the Rights Agent, shall be canceled by it; and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights

Agent shall cancel, any other Rights Certificate purchased or reacquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company or shall, at the written request of the Company, destroy such canceled Rights Certificates and deliver a certificate of the destruction thereof to the Company.

         SECTION 9. RESERVATION AND AVAILABILITY OF PREFERRED SHARES. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities, or out of any authorized and issued shares held in its treasury), the number of Preferred Shares (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) required to permit the exercise in full of all outstanding Rights.

         (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a Preferred Share delivered upon exercise of the Rights shall, at the time of delivery of the stock certificates therefor in accordance with Section 7(c) (including the receipt of payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable.

         (c) The Company covenants and agrees that it will use its best efforts to cause, from and after such time as the Rights shall become exercisable, all Preferred Shares issued or reserved for issuance to be listed, upon official notice of issuance, on the principal national securities exchange, if any, on which its Common Stock is listed or, if the principal market for Common Stock is not on any national securities exchange, to be eligible for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any successor thereto or other comparable quotation system.

         (d) The Company covenants and agrees that it will use its best efforts to (i) file, as soon as practicable after the occurrence of any Section 11(a)(ii) Event for which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as required by law after the Distribution Date, as the case may be, a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus which at all times meets the requirements of the Securities Act) until the earliest of (A) the date as of which the Rights are no longer exercisable for such securities, (B) the Redemption Date and (C) the Final Expiration Date. The Company further covenants and agrees that it will take such action as may be appropriate under, and which will ensure compliance with, the securities or "blue sky" laws of such jurisdictions as may be necessary or appropriate in connection with the exercisability of the Rights. The Company may temporarily suspend, for not more than 90 days after the applicable date specified in the first sentence of this subsection (d), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to complete such securities or "blue sky" law action. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, and the Company shall also issue a public announcement at such time as the suspension shall no longer be in effect. Failure of the Company to notify the Rights Agent of any such suspension shall not affect the effectiveness thereof. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been effected. Until otherwise notified in writing by the Company, the Rights Agent may assume that each purported exercise of the Rights is permitted by this Agreement and by applicable law, and the Rights Agent shall not be liable for acting in reliance upon such assumption.

         (e) The Company covenants and agrees that, subject to Section 6, it will pay when due and payable any and all federal and state original issue or transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights or the Rights Certificates or of any stock certificate for Preferred Shares (or Common Stock and/or other securities, as the case may be) issued upon exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of any Rights Certificate to a Person other than, or the issuance of any stock certificate for Preferred Shares (or Common Stock and/or other securities, as the case may be) upon exercise of any of the Rights represented by such Rights Certificate in a name other than, the registered holder of such Rights Certificate or to issue or deliver any Rights Certificate or stock certificate for Preferred Shares upon such transfer or exercise until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender thereof) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         (f) After a Triggering Event, the provisions of this Section 9 shall apply, to the extent applicable and appropriate, to all shares of capital stock and other securities then purchasable upon exercise of the Rights.

         SECTION 10. RECORD DATE OF PREFERRED SHARE OWNERSHIP. The Person in whose name any stock certificate for Preferred Shares (or Common Stock and/or other securities, as the case may be) is issued upon exercise of any of the Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Stock and/or other securities, as the case may be) represented thereby on, and such stock certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered to the Rights Agent with proper payment of the Exercise Price (and all applicable transfer taxes, if any); provided, however, that if the date of such surrender and payment shall be a date upon which the registry books of the transfer agent for the Preferred Shares are closed, such Person shall be deemed to have become the record holder of such Preferred Shares on, and such stock certificate shall be dated, the next succeeding Business Day on which such registry books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 11. ADJUSTMENT OF EXERCISE PRICE, NUMBER AND KIND OF SHARES AND NUMBER OF RIGHTS. The Exercise Price, the number and kind of shares of capital stock for which each Right is exercisable and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares into a greater number of Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of capital stock of any class in a reclassification of the Preferred Shares (including any such reclassification in connection with a combination or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(d), the Exercise Price in effect at the Close of Business on the record date for such dividend or at the effective time of such subdivision, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable upon exercise of the Rights at such date or time, shall be proportionately adjusted so that the registered holder of each Right exercised after such date or time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date or time and at a time when the registry books of the transfer agent for the Preferred Shares were open, such registered holder would have been entitled to receive by reason of such dividend, subdivision, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise thereof. If an event shall occur which would require an adjustment under both this paragraph (i) and paragraph (ii) of this subsection (a), the adjustment provided for in this paragraph (i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to such paragraph (ii).

         (ii) Subject to Section 24, in the event that any Person, either alone or together with its Affiliates and Associates, shall become an Acquiring Person, proper provision shall be made so that the registered holder of each Right, except as otherwise provided in Section 7(d), shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the then current Exercise Price, in accordance with this Agreement, in lieu of Preferred Shares, the number of shares of Common Stock determined by (x) multiplying the then current Exercise Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to a first occurrence Section 11(a)(ii) Event and (y) dividing such product by 50% of the Fair Market Value (determined as provided in subsection (d) of this Section
11) of one share of Common Stock on the date of such occurrence (such number of shares, the "ADJUSTMENT SHARES").

         (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued (and unreserved) Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) and the Rights become so exercisable (and the Board has determined to make the Rights exercisable into fractions of a Preferred Share), notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) a number of (or fractions of) Common Shares (up to the maximum number of Common Shares which may permissibly be issued) and (y) a number of one one-hundredths of a Preferred Share or a number of, or fractions of other equity securities of the Corporation (or, in the discretion of the Board of Directors, debt) which the Board of Directors of the Corporation has determined to have the same aggregate current market value (determined pursuant to Section 11(d)(i) and (ii) hereof, to the extent applicable,) as one Common Share (such number of, or fractions of, Preferred Shares, debt, or other equity securities or debt of the Corporation being referred to as a "CAPITAL STOCK EQUIVALENT"), equal in the aggregate to the number of Adjustment Shares;

provided, however, if sufficient Common Shares and/or capital stock equivalents are unavailable, then the Company shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Common Shares or capital stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, however, that if the Company is unable to cause sufficient Common Shares and/or capital stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "Adjusted Number of Shares" shall be equal to that number of (or fractions of) Common Shares (and/or capital stock equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of Common Shares (and/or capital stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights, assuming there were a sufficient number of Common Shares available (such fraction being referred to as the "PRORATION FACTOR"). The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Shares and capital stock equivalents upon exercise of the Rights among holders of Rights.

         (b) In the event that the Company shall fix a record date for the making of any distribution to all registered holders of Preferred Shares of options, warrants or rights entitling them (for a period expiring not later than 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares of capital stock of any class of the Company having the same (or more favorable) powers, preferences and rights as the Preferred Shares ("EQUIVALENT PREFERRED SHARES")), or securities convertible into or exchangeable for Preferred Shares or Equivalent Preferred Shares, at a price per Preferred Share or per Equivalent Preferred Share (or having a conversion or exchange price per share, in the case of securities convertible into or exchangeable for Preferred Shares or Equivalent Preferred Shares) less than the Fair Market Value (determined as provided in subsection (d) of this Section 11) of one Preferred Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion or exchange price, in the case of convertible or exchangeable securities so to be offered) would purchase at such Fair Market Value, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or into or for which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise thereof. In case all or part of such subscription price may be paid in a form other than cash, the value of such non-cash consideration shall be its Fair Market Value (determined as provided in such subsection (d). Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any computation provided for in this subsection (b). The adjustment required by this subsection (b) shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall be adjusted to the Exercise Price which would have been in effect if such record date had not been fixed.

         (c) In the event that the Company shall fix a record date for the making of any distribution to all registered holders of Preferred Shares (including any such distribution made in connection with a combination or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular quarterly cash dividend), options, warrants, rights (other than those referred to in subsection (b) of this Section 11), securities, evidences of indebtedness or other property (excluding any dividend payable in Preferred Shares, but including any dividend payable in other shares of capital stock), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value (determined as provided in subsection (d) of this Section 11) of one one-hundredth of a Preferred Share on such record date, less the Fair Market Value (as so determined) of the cash, options, warrants, rights, securities, evidences of indebtedness or other property so to be distributed and properly attributable to one one-hundredth of a Preferred Share, and the denominator of which shall be such Fair Market Value of one one-hundredth of a Preferred Share; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise thereof. The adjustment required by this subsection (c) shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall be adjusted to the Exercise Price which would have been in effect if such record date had not been fixed.

         (d) For the purpose of any computation required under this Agreement, "Fair Market Value," when used with respect to Preferred Shares or shares of Common Stock or other capital stock of any class (collectively, a "STOCK"), to any option, warrant, right or other security or evidence of indebtedness (collectively, a "SECURITY") or to any other property, shall be determined as provided in this subsection (d):

         (i) In the case of any Stock or Security which is publicly traded, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such Stock or per unit of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any Stock is determined during a period commencing after the public announcement by its issuer of (A) a dividend or distribution on such Stock payable in shares of such Stock or securities convertible into or exchangeable for shares of such Stock or (B) a subdivision, combination, consolidation or reclassification of such Stock, and ending prior to the expiration of the 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation or reclassification, then, in each such case, the Fair Market Value of such Stock shall be properly adjusted to take into account "ex-dividend" trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale shall take place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Stock or Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Stock or Security is listed or admitted to trading; or if such Stock or Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the last quoted high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or any other similar system then in use; or if on any such day no bid for such Stock or Security is quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in such Stock or Security selected by the Board. If during any relevant period no market maker is making a market in such Stock or Security, its Fair Market Value on a specified date shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board; provided, however, that if at the time of such determination there shall be an Acquiring Person, the Fair Market Value of such Stock or Security on such date shall be determined by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Company, the Rights Agent and the holders of the Rights. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such Stock or Security is listed or admitted to trading is open for the transaction of business or, if such Stock or Security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (ii) In the case of any Stock or Security which is not publicly traded, the Fair Market Value on any date shall be the fair value per share of such Stock or per unit of such Security as determined reasonably and with utmost good faith to the holders of the Rights by the Board; provided, however, that if at the time of such determination there shall be an Acquiring Person, the Fair Market Value of such Stock or Security on such date shall be determined by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Company, the Rights Agent and the holders of the Rights.

         (iii) In the case of any property which is not a Stock or a Security, the Fair Market Value on any date shall be determined reasonably and with utmost good faith to the holders of Rights by the Board; provided, however, that if at the time of such determination there shall be an Acquiring Person, the Fair Market Value of such property on such date shall be determined by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Company, the Rights Agent and the holders of the Rights.

         (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest whole cent, to the nearest one ten-thousandth of a share of Common Stock or other capital stock of any class (other than Preferred Shares) or to the nearest one one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this subsection (e), any adjustment required by this Section 11 shall be made no later than the earliest of (i) three years after the date of the occurrence requiring such adjustment, (ii) the Redemption Date and (iii) the Final Expiration Date.

         (f) If as a result of an adjustment required by any Triggering Event the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock of any class of the Company (other than Preferred Shares), the number of such other shares so receivable upon exercise of any Rights shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as reasonably possible to the provisions with respect to the Preferred Shares contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised the option provided in subsection (i) of this Section 11, upon each adjustment of the Exercise Price as a result of the calculations required by subsection (b) or (c) of this Section 11, each Right outstanding immediately prior to the making of such Exercise Price adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, the number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth) determined by (i) multiplying the number of one one-hundredths of a Preferred Share purchasable upon exercise of such Right immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

         (i) The Company may elect, on or after the date on which any adjustment of the Exercise Price is required to be made hereunder, to adjust the number of Rights outstanding in substitution for making an adjustment in the number of one one-hundredths of a Preferred Share purchasable upon exercise of each Right. Each Right outstanding after such an adjustment in the number of Rights shall be exercisable for the same number of one one-hundredths of a Preferred Share as such Right was exercisable for immediately prior to such adjustment; but each Right held of record prior to such adjustment shall become the number of Rights (calculated to the nearest one ten-thousandth) determined by dividing the Exercise Price in effect immediately prior to the occurrence requiring the adjustment of the Exercise Price by the Exercise Price in effect immediately after such adjustment of the Exercise Price. The Company shall make a prompt public announcement of its election to adjust the number of Rights outstanding, indicating the record date for the adjustment and, if known at the time of such announcement, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is required to be adjusted or any day thereafter, unless the Rights Certificates shall have been issued, in which case such record date shall be at least 10 days after the date of such public announcement. If the Rights Certificates shall have been issued, upon each adjustment of the number of Rights outstanding pursuant to this subsection
(i), the Company shall, as promptly as practicable, cause to be distributed to each registered holder of the Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such registered holder shall be entitled as a result of such adjustment; or, at its option, the Company shall cause to be distributed to each such registered holder, in substitution and replacement for the Rights Certificates held by such registered holder prior to the date of such adjustment, but only upon surrender thereof (if so required by the Company), new Rights Certificates evidencing all the Rights to which such registered holder shall be entitled after such adjustment. Rights Certificates so distributed shall be executed and countersigned in the manner provided in Section 5 (and may designate, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the registered holders of the Rights Certificates on the record date specified in the aforesaid public announcement.

         (j) Irrespective of any adjustment or change in the Exercise Price or the number of one one-hundredths of a Preferred Share issuable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to designate the Exercise Price and the number of one one-hundredths of a Preferred Share which were designated in the Rights Certificates originally issued hereunder.

         (k) Before taking any action which would cause an adjustment reducing the Exercise Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Exercise Price.

         (l) In any case in which this Section 11 shall require an adjustment of the Exercise Price effective as of the record date for a particular event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Rights exercised after such record date of the Preferred Shares (and/or the other shares of capital stock, securities or other property of the Company, if any) issuable upon such exercise in excess of the Preferred Shares (and/or the other shares of capital stock, securities or other property of the Company, if any) issuable upon such exercise on the basis of the Exercise Price in effect immediately prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such excess upon the occurrence of such event.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Board shall be entitled to make reductions in the Exercise Price, in addition to the adjustments expressly required by this Section 11, as and to the extent that the Board, in its sole discretion, shall determine to be advisable in order that any dividend on the Preferred Shares payable in Preferred Shares, any subdivision, combination or consolidation of the Preferred Shares (by reclassification or otherwise than by payment of dividends in Preferred Shares) into a greater or lesser number of Preferred Shares, any issuance of Preferred Shares solely for cash at less than the Fair Market Value thereof, any issuance solely for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares or any issuance of options, warrants, rights, securities, evidences of indebtedness or other property subject to subsection (b) or (c) of this Section 11, hereafter made by the Company to the holders of the Preferred Shares, shall not be taxable to such holders.

         (n) After the Distribution Date, the Company shall not consolidate or merge with any other Person (other than a wholly-owned Subsidiary of the Company in a transaction not prohibited by Section 11(o)), or sell or otherwise transfer (or permit one or more of its Subsidiaries to sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly-owned Subsidiaries in one or more transactions, each of which is not prohibited by Section 11(o)), if (i) at the time of or immediately after the consummation of such transaction there are any options, warrants, rights, conversion or exchange privileges or securities outstanding or any written or oral agreements, arrangements or understandings (including provisions contained in the Company's Certificate of Incorporation or By-laws) in effect which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, or (ii) prior to, at the time of or immediately after the consummation of such transaction the stockholders of the Person who constitutes, or would constitute, the Principal Party for the purpose of subsection (a) of this Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

         (o) Except as permitted by Sections 23 and 27, the Company covenants and agrees that, after the Distribution Date, it will not take, or permit any of its Subsidiaries to take, any action if at the time such action would be taken it is reasonably foreseeable that such action would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

         (p) In the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on its outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of its outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case: (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event; and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it the same number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustment required by this subsection (p) shall be made successively whenever such a dividend is declared or such a subdivision, combination or consolidation is effected.

         SECTION 12. CERTIFICATE OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES. Whenever any adjustment shall be required by Section 11, 13 or 23(g), the Company shall promptly (i) prepare a certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, (ii) file with the Rights Agent and with each transfer agent for the Preferred Shares or the Common Stock of the Company a copy of such certificate and (iii) mail a brief summary thereof to each registered holder of the Rights in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment described therein and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) In the event that, on or after the occurrence of any
Section 11(a)(ii) Event,
directly or indirectly: (i) the Company shall consolidate with, or merge with and into, any Interested Stockholder or, if in such consolidation or merger all holders of the Common Stock of the Company are not treated the same, any other Person (other than a wholly-owned Subsidiary of the Company in a transaction not prohibited by Section 11(o)), so that the Company shall not be the continuing or surviving corporation, (ii) any Interested Stockholder or, if in such merger all holders of the Common Stock of the Company are not treated the same, any other Person (other than a wholly-owned Subsidiary of the Company in a transaction not prohibited by Section 11(o)) shall merge with and into the Company, so that the Company shall be the continuing or surviving corporation, and in connection with such merger either (A) all or part of the outstanding shares of Common Stock of the Company shall be converted or changed into or exchanged for capital stock or other securities of any other Person (or the Company), cash and/or other property or (B) such shares of Common Stock shall remain outstanding, unconverted and unchanged, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Stockholder or, if in such transaction or transactions the holders of the Common Stock of the Company are not treated the same, any other Person or Persons (other than the Company or one or more of its wholly-owned Subsidiaries in one or more transactions, each of which is not prohibited by Section 11(o)), then, in each such case, proper provision shall be made so that (w) the registered holder of each Right, except as otherwise provided in Section 7(d), shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the product determined by multiplying the then current Exercise Price by the number of one one-hundredths of a Preferred Share for which such Right is then exercisable, in accordance with this Agreement, in lieu of Preferred Shares, the number of freely tradable shares (which shall be duly authorized, validly issued, fully paid and non-assessable) of Common Stock of the Principal Party or, in the case of a merger described in clause (ii) of this sentence in which the Common Stock of the Company shall remain outstanding, unconverted and unchanged, of the Company, free and clear of all rights of call or first refusal, liens, encumbrances or other adverse claims, determined by dividing such product by 50% of the Fair Market Value (determined as provided in Section 11(d)) of the shares of Common Stock of such Principal Party (or, if appropriate, the Company) on the date of consummation of such Section 13 Event; (x) such Principal Party shall thereafter be liable for, and shall assume, by reason of the consummation of such Section 13 Event, all the obligations and duties of the Company under this Agreement;
(y) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply to such Principal Party; and (z) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock to permit exercise of all outstanding Rights in accordance with this subsection (a) and the distribution of cash, debt securities, shares and other property in accordance with Section 11(a)(iv)) in connection with the consummation of such Section 13 Event as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably possible, in relation to the shares of Common Stock thereafter deliverable upon exercise of the Rights.

         (b) The Company shall not consummate any Section 13 Event unless prior thereto (i) the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and (ii) the Company, the Principal Party and each other Person who may become the Principal Party as a result of the consummation of such

Section 13 Event shall have executed and delivered to the Rights Agent a supplemental agreement providing (x) for the implementation of all the terms and conditions set forth in this Section 13 and (y) that, as soon as practicable after the date of such Section 13 Event, the Principal Party, at its own expense, shall:

         (A) prepare and file a registration statement on an appropriate form under the Securities Act with respect to the Rights and the securities purchasable upon exercise thereof, and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and to remain effective (with a prospectus which at all times meets the requirements of the Securities Act) until the earliest of the date as of which the Rights are no longer exercisable for such securities, the Redemption Date and the Final Expiration Date;

         (B) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise thereof under the securities or "blue sky" laws of such jurisdictions as may be necessary or appropriate in connection with the exercisability of the Rights;

         (C) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise thereof on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

         (D) deliver to the registered holders of the Rights historical financial statements for the Principal Party and each of its Affiliates complying in all material respects with the requirements for registration of securities on Form 10 under the Exchange Act.

         (c)  Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not apply to a transaction described in clause (i) or (ii) of subsection (a) thereof if (i) such transaction is consummated with a Person or Persons who acquired their shares of Common Stock of the Company pursuant to a Permitted Offer, (ii) the price per share of Common Stock of the Company provided in such transaction shall not be less than the price per share of Common Stock of the Company paid to all holders whose shares were purchased pursuant to such Permitted Offer and (iii) the form of consideration being offered to the remaining holders of the Common Stock of the Company pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any transaction authorized by this subsection (c), all Rights shall expire.

         (d) "Principal Party" shall mean: in the case of any transaction described in clause (i) or (ii) of subsection (a) of this Section 13, the Person which is the issuer of the securities into which shares of Common Stock of the Company are being converted or changed in such transaction or, if there shall be more than one such issuer, the issuer having shares of Common Stock with the greatest aggregate market value; or if no securities are being issued in such transaction for shares of Common Stock of the Company, the Person which is the other party to such transaction or, if there shall be more than one such Person, the Person having shares of Common Stock with the greatest aggregate market value; and in the case of any transaction described in clause (iii) of such subsection (a), the Person which is the party receiving the greatest portion of the assets or earning power sold or otherwise transferred pursuant to such transaction or transactions; provided, however, that in any such case (i) if the shares of Common Stock of such Person shall not at the time of the consummation of such transaction have been continuously registered under Section 12 of the Exchange Act during the immediately preceding 12-month period, and such Person shall be a direct or indirect Subsidiary or Affiliate of another Person the shares of Common Stock of which shall have been so registered, "Principal Party" shall mean such other Person; and (ii) if such Person shall be a direct or indirect Subsidiary or Affiliate of more than one other Person, the shares of Common Stock of two or more of which shall have been so registered, "Principal Party" shall mean whichever of such other Persons shall have Common Stock with the greatest aggregate market value; and (iii) if such Person shall be owned, directly or indirectly, by a joint venture formed by two or more Persons which are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (i) and (ii) of this proviso shall apply to each chain of ownership of any joint venturer as though such joint venture were a "Subsidiary" of all of such joint venturers, and the Principal Party in each such chain shall bear the obligations and duties set forth in this Section 13 in the same proportion as their direct or indirect ownership interest in such Person bears to the total of such ownership interests.

         (e) If, in the case of any transaction described in clause (iii) of subsection (a) of this Section 13, the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then, in lieu of any other payment or distribution required by this Section 13, and the Company shall require as a condition to such transaction that, such Person or Persons shall pay to each holder of a Rights Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring any payment by such holder), cash in the amount determined by multiplying the then current Exercise Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable.

         (f) In no event shall the Rights Agent have any obligations or duties in respect of any Section 13 Event, except as expressly set forth in this Agreement. The Rights Agent may rely, and shall be fully protected in relying upon, a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. The prior written consent of the Rights Agent shall be required in connection with any supplemental agreement which alters or impairs the rights, obligations, duties or immunities of the Rights Agent hereunder.

         (g) The provisions of this Section 13 shall similarly apply to successive consolidations, mergers, sales or other transfers. In the event that any Section 13 Event shall occur at any time after the occurrence of any Section 11(a)(ii) Event, the Rights which have not been theretofore exercised shall thereafter be exercisable in the manner described in this Section 13.

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractional Rights or to distribute Rights Certificates which evidence fractional Rights. If the Company shall determine not to issue fractional Rights, the Company shall pay, in lieu of issuing fractional Rights, to the registered holders of the Rights with respect to which fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the Fair Market Value (determined as provided in Section 11(d) for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issued) of one Right.

         (b) The Company shall not be required to issue fractional Preferred Shares (other than fractions which are multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute stock certificates which evidence fractional Preferred

Shares (other than fractions which are multiples of one one-hundredth of a Preferred Share). If the Company shall determine not to issue fractional Preferred Shares that are not multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of the Rights Certificates at the time Rights represented thereby are exercised, in lieu of such fractional Preferred Shares, an amount in cash equal to the same fraction of the Fair Market Value (determined as provided in Section 11(d) for the Trading Day immediately prior to the date of such exercise) of one one-hundredth of a Preferred Share.

         (c) Following the occurrence of a Triggering Event, the Company, at its option, shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (d) Each holder of a Right, by accepting the same, expressly waives such holder's right to receive or exercise any fractional Right or to receive any fractional Preferred Share upon the exercise of such Right (except as provided in this Section 14).

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, other than rights of action which the Rights Agent may have under Sections 18 and 20, are vested in the registered holders of the Rights Certificates (or, prior to the Distribution Date, the registered holders of the Common Stock of the Company); and the registered holder of any Rights Certificate (or, prior to the Distribution Date, of any stock certificate for shares of such Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of any other stock certificate for shares of Common Stock), may, on such registered holder's own behalf and for such registered holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder's right to exercise the Rights evidenced by such Rights Certificate (or, prior to the Distribution Date, such stock certificate) in the manner provided in such Rights Certificate and in this Agreement. Without limiting the generality of the foregoing or any remedies available to the holders of the Rights, it is specifically acknowledged that the registered holders of the Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations and duties under, and injunctive relief against any actual or threatened violations of the obligations and duties of any Person subject to, this Agreement.

         SECTION 16. AGREEMENTS OF HOLDERS OF RIGHTS. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (i) prior to the Distribution Date, the Rights shall be transferable only simultaneously and together with the transfer of shares of Common Stock of the Company;

         (ii) after the Distribution Date, the Rights Certificates shall be transferable on the registry books of the Rights Agent only if surrendered at the principal office of the Rights Agent, with the Form of Assignment and Certification of Status on the reverse side thereof duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request;

         (iii) subject to Sections 6 and 7(d), the Company and the Rights Agent may deem and treat the Person in whose name any Rights Certificate (or, prior to the Distribution Date, any stock certificate for Common Stock of the Company) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or other writing on such Rights Certificate or stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (iv) neither the Company nor the Rights Agent shall have any liability to any holder of a Right or to any other Person because of its inability to perform any of its obligations or duties under this Agreement by reason of any applicable law, any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission or any rule, regulation or executive order promulgated or enacted by any such governmental authority prohibiting or otherwise restraining performance of any such obligation or duty; provided, however, that the Company shall use its best efforts to have any such injunction, order, decree or ruling lifted or otherwise overturned as soon as reasonably possible.

         SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, to receive dividends or other distributions on or to exercise any preemptive rights with respect to, or shall be deemed for any other purpose to be the holder of, the Preferred Shares or other shares of capital stock of any class of the Company which may at the time be issuable upon exercise of the Rights represented thereby; nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company, or any right to vote for the election of directors or upon any other matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25) or to receive dividends, subscription rights or other distributions, until the Rights represented by such Rights Certificate shall have been exercised, in whole or in part, in accordance with the provisions hereof.

         SECTION 18. CONCERNING THE RIGHTS AGENT. (a) The Company covenants and agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on the written request of the Rights Agent, to reimburse it for all reasonable expenses and counsel fees incurred in connection with the acceptance and administration of this Agreement and the performance of its obligations and duties hereunder. The Company also covenants and agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on its part, for any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement and the performance of its obligations and duties hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The indemnity provided for herein shall survive the expiration of the Rights, the termination of this Agreement, and the resignation or removal of the Rights Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.

         (b) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate, stock certificate for Preferred Shares, Common Stock or other shares of capital stock of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be executed and, where necessary, verified or acknowledged by the proper Person or Persons.

         (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         SECTION 19. MERGER OR CONSOLIDATION OF THE RIGHTS AGENT. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stockholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Rights Agent under Section 21. In case at the time any successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates countersigned by its predecessor Rights Agent shall not have been delivered, such successor Rights Agent may adopt the countersignature of its predecessor Rights Agent and deliver the Rights Certificates so countersigned; or in case at such time any of the Rights Certificates shall not have been countersigned, such successor Rights Agent may countersign such Rights Certificates either in the name of its predecessor Rights Agent or in the name of such successor Rights Agent; and in all such cases, such Rights Certificates shall have the full force and effect provided therein and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver the Rights Certificates so countersigned; or in case at such time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases, such Rights Certificates shall have the full force and effect provided therein and in this Agreement.

         SECTION 20. DUTIES OF THE RIGHTS AGENT. The Rights Agent undertakes the obligations and duties imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of the Rights Certificates (or, prior to the Distribution Date, the stock certificates for Common Stock of the Company), by accepting the same, shall be bound, and no implied obligations or duties shall be read into this Agreement against the Rights Agent:

         (i) before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such legal counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion;

         (ii) whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate executed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith in reliance upon such certificate;

         (iii) the Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct;

         (iv) the Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereon) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only;

         (v) the Rights Agent shall not be responsible for the validity of this Agreement or the execution and delivery hereof (except for its due execution hereof) or for the validity or execution of any Rights Certificate (except for its countersignature thereon); nor shall the Rights Agent be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall the Rights Agent be responsible for any change in the exercisability of the Rights (including Rights becoming void pursuant to Section 7(d)), for any adjustment or change (or for the manner or method of determining same) in the terms of the Rights (including any adjustment or change in the Exercise Price or in the number or kind of shares, securities or other property issuable upon the exercise thereof) required by Section 11, 13, 23 or 24 or for ascertaining the existence of facts which would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice, in the manner provided in Section 12, that such change or adjustment is required); nor shall the Rights Agent by any act hereunder be deemed to have made any representation or warranty as to the authorization or reservation of any Preferred Shares or shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or shares of Common Stock will, when issued, be validly authorized and issued and fully paid and nonassessable;

         (vi) the Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

         (vii) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its obligations and duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its obligations and duties; and the Rights Agent shall not be liable for any action taken, suffered or omitted by it in good faith and in accordance with the written instructions of any such officer or for any delay in acting while waiting for such instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date), unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted;

         (viii) the Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in the Rights or in any other securities of the Company (including the Preferred Shares and its Common Stock) or become pecuniarily interested in any transaction in which the Company (or any of its Subsidiaries) may be interested, or contract with or lend money to the Company (or any of its Subsidiaries), and may otherwise act as fully and freely as though it were not the Rights Agent under this Agreement; and nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company, any of its Subsidiaries or any other entity;

         (ix) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any of its obligations or duties hereunder either directly or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided the Rights Agent exercised reasonable care in the selection and continued employment of such attorney or agent;

         (x) if, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the Form of Certification of Status attached to the Form of Election to Purchase or the Form of Assignment, as the case may be, has either not been completed or indicates an affirmative response to Question 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to the requested exercise or transfer without first consulting with the Company;

         (xi) no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations or duties or in the exercise of its rights or powers hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured; and

         (xii) the Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

         SECTION 21. RESIGNATION OR REMOVAL OF THE RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its obligations and duties under this Agreement upon 30 days' prior notice to the Company and to each transfer agent for the Preferred Shares and for the Common Stock of the Company, sent by registered or certified mail, postage prepaid, and, at the expense of the Company, to each registered holder of the Rights Certificates, sent by first-class mail, postage prepaid. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' prior notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Preferred Shares and for the Common Stock of the Company, sent by registered or certified mail, postage prepaid, and to each registered holder of the Rights Certificates, sent by first-class mail, postage prepaid. If the Rights Agent or any successor Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent. If the Company shall fail to make such appointment within 30 days after giving notice of such removal or after receiving notice of such resignation or incapacity, either from the resigning or incapacitated Rights Agent or from the registered holder of any Rights Certificate (who shall, with such notice, submit its Rights Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States of America, the State of Delaware, the State of New York or the State of Illinois (or of any other state so long as such corporation is authorized to do business as a banking institution in the State of Delaware, the State of New York or the State of Illinois), be in good standing under the laws of the jurisdiction of its incorporation, have an office in the State of Delaware, the State of New York or the State of Illinois, be authorized under such laws to exercise corporate trust or stock transfer powers, be subject to supervision or examination by federal or state authority and have at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such a corporation. After its appointment, the successor Rights Agent shall be vested with the same rights, powers, obligations, duties and immunities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Preferred Shares and for the Common Stock of the Company, and mail notice thereof to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or any successor Rights Agent or the appointment of any successor thereto.

         SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any provision of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing the Rights in such form as may be approved by the Board to reflect any adjustment or change in the Exercise Price or in the number or kind of shares, securities or other property issuable upon exercise of the Rights in accordance with the provisions of this Agreement; provided, however, that (i) no such Rights Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance could create a significant risk of material adverse tax consequences to the Company or to the Persons to whom such Rights Certificates would be issued and (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         SECTION 23. REDEMPTION. (a) The Board may, at its option, at any time prior to the earliest of (i) the Close of Business on the 10th Business Day after the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the 10th Business Day after the Record Date), or (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.001 per Right, adjusted as provided in subsection (g) of this Section 23 (such redemption price being hereinafter called the "REDEMPTION PRICE"); provided, however, that if the Board shall authorize the redemption of the Rights in the circumstances set forth in either clause (A) or (B) below, there must be Continuing Directors then in office and such authorization shall require the concurrence of at least a majority of such Continuing Directors: (A) such authorization shall occur on or after the date a Person becomes an Acquiring Person or (B) such authorization shall occur on or after the date of a change (resulting from a solicitation of either proxies or one or more written stockholder consents) in a majority of the directors in office at the commencement of such solicitation if any Person who shall be a participant in such solicitation has stated (or, if upon the commencement of such solicitation, at least a majority of the Continuing Directors shall have determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event.

         (b) In addition to the right of redemption reserved in the first sentence of subsection (a) of this Section 23, if there shall be Continuing Directors then in office, the Board may redeem, with the concurrence of at least a majority of the Continuing Directors, all, but not less than all, of the then outstanding Rights at the Redemption Price after the Share Acquisition Date, but prior to the occurrence of any Section 13 Event, if either (i) the Person who is an Acquiring Person shall have transferred or otherwise disposed of (either alone or together with its Affiliates and Associates) such number of shares of Common Stock of the Company, in one or a series of related transactions not directly or indirectly involving the Company or any of its Subsidiaries or the occurrence of any Section 13 Event, as shall result in such Person thereafter being a Beneficial Owner of less than 15% of the then outstanding shares of Common Stock of the Company, and after such transfer or other disposition there is no other Acquiring Person, or (ii) in connection with any Section 13 Event which shall not involve an Interested Stockholder and in which all holders of the Common Stock of the Company are treated the same.

         (c) Notwithstanding any other provision of this Agreement, the Rights shall not be exercisable after the first occurrence of any Section 11(a)(ii) Event until such time as the Company's right of redemption under this Section 23 shall have expired.

         (d) In considering whether to redeem the Rights, the Board and the Continuing Directors may consider the best long-term and short-term interests of the Company and its stockholders, including, without limitation, the effects of the redemption of the Rights upon employees, creditors, suppliers and customers of the Company or of its Subsidiaries and upon the communities in which offices or other establishments of the Company and such Subsidiaries are located and all other pertinent factors. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

         (e) Immediately after action by the Board directing the redemption of the Rights pursuant to subsection (a) or (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights shall terminate, and thereafter each registered holder of the Rights shall only be entitled to receive the Redemption Price therefor. The Company shall give prompt written notice to the Rights Agent and prompt public notice to the holders of the Rights of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after action by the Board directing the redemption of the Rights, the Company shall mail (or cause the Rights Agent to mail) a notice of redemption to each registered holder of the then outstanding Rights, at its last address appearing on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner provided in this subsection (e) shall be deemed given, whether or not received by the registered holder to whom sent. Each notice of redemption shall state the method by which payment of the Redemption Price is to be made. Neither the Company nor any of its Affiliates or Associates may at any time redeem, acquire or purchase for value any Rights other than in the manner set forth in this
Section 23 and Section 24 or in connection with any purchase of outstanding shares of its Common Stock prior to the Distribution Date.

         (f) The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock based on its Fair Market Value (determined as provided in Section 11(d)) as of the date of redemption or any other form of consideration deemed appropriate by the Board.

         (g) In the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on its outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of its outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Redemption Price after such event shall equal the Redemption Price in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event; provided, however, that such adjustment shall be made only if the amount of the Redemption Price would be reduced or increased by at least $0.001 per Right.

         SECTION 24. EXCHANGE. (a) The Board may, at its option, at any time on or after the occurrence of any Section 11(a)(ii) Event, exchange all or any part of the then outstanding and exercisable Rights (which shall not include any Rights which have become void pursuant to Section 7(d)) for shares of Common Stock of the Company at an exchange rate of one share of Common Stock per Right, appropriately adjusted to reflect any event specified in clauses (A) through
(D), inclusive, of the first sentence of Section 11(a)(i) or in Section 11(n) occurring after the date hereof (such exchange rate being hereinafter called the "EXCHANGE RATE"); provided, however, that the Board shall not be authorized to effect such an exchange at any time after any Person (other than an Exempt Person), together with the Affiliates and Associates of such Person, shall have become the Beneficial Owner of 50% or more of the then outstanding shares of Common Stock of the Company.

         (b) Immediately after action by the Board directing the exchange of any Rights pursuant to subsection (a) of this Section 24, and without any further action and without any notice, the right to exercise such Rights shall terminate, and thereafter each registered holder of such Rights shall only be entitled to receive the number of shares of Common Stock of the Company which shall equal the number of such Rights held by such registered holder multiplied by the Exchange Rate then in effect. The Company shall give prompt written notice to the Rights Agent and prompt public notice to the holders of the Rights of any such exchange; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Within 10 days after action by the Board directing the exchange of any Rights, the Company shall mail (or cause the Rights Agent to mail) a notice of exchange to each registered holder of such Rights, at its last address appearing on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner provided in this subsection (b) shall be deemed given, whether or not received by the registered holder to whom sent. Each notice of exchange shall state the method by which the exchange of shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata among the registered holders of the Rights based upon the number of Rights held (excluding Rights which shall have become void pursuant to Section 7(d)); and, in such case, a new Rights Certificate evidencing the Rights not being exchanged shall be prepared and executed by the

Company and countersigned and delivered by the Rights Agent to the registered holder of such Rights.

         (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or Equivalent Preferred Shares) for shares of Common Stock in effecting an exchange for Rights, at the initial rate of one one-hundredth of a Preferred Share (or Equivalent Preferred Share) for each share of Common Stock, appropriately adjusted to reflect any adjustments in the voting rights of the Preferred Shares pursuant to the Certificate of Designations attached hereto as Exhibit A, so that the fractional Preferred Share delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

         (d) In the event that there shall not be sufficient authorized and unissued or treasury shares of Common Stock or Preferred Shares (or Equivalent Preferred Shares) to permit the exchange of Rights directed by the Board, the Company shall take all necessary action to authorize and reserve for issuance such number of additional shares of Common Stock or Preferred Shares (or Equivalent Preferred Shares) as may be required for issuance upon such exchange and, if necessary, shall use its best efforts to obtain stockholder approval thereof.

         (e) The Company shall not be required to issue fractional shares of Common Stock in exchange for Rights or to distribute stock certificates which evidence fractional shares of Common Stock. If the Company shall determine not to issue fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights with respect to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Fair Market Value (determined as provided in Section 11(d) for the Trading Day immediately prior to the date of such exchange) of one share of Common Stock.

         SECTION 25. NOTICE TO HOLDERS OF RIGHTS CERTIFICATES OF CERTAIN EVENTS.
(a) In the event that at any time after the Distribution Date, the Company shall propose: (i) to pay any dividend payable in shares of capital stock of any class of the Company to the holders of Preferred Shares or to make any other cash distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend); (ii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of the outstanding Preferred Shares); (iii) to make any distribution to the holders of Preferred Shares described in subsection (b) or (c) of Section 11; (iv) to effect any Section 13 Event; (v) to pay any dividend on its shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of its outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock); or (vi) to effect the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall give to the Rights Agent and each registered holder of the Rights, in the manner provided in Section 26, written notice of such proposed action, which shall specify the record date for such stock dividend or distribution or the date on which such reclassification, Section 13 Event, liquidation, dissolution or winding up is expected to occur (and the date for participation therein by the holders of the Common Stock and/or Preferred Shares if any such date is to be fixed). Such notice shall be given, in the case of any action described in clause (i) or (iii) of the preceding sentence, at least 10 days prior to the record date and, in the case of any other such action, at least 10 days prior to the date of taking of such proposed action or the date for participation therein by the holders of Preferred Shares, whichever shall be the earlier.

         (b) In case any Section 11(a)(ii) Event shall occur, the Company shall, as soon as practicable thereafter, give to the Rights Agent and each registered holder of the Rights, in the manner provided in Section 26, written notice of the occurrence thereof, which notice shall describe such occurrence and its consequences in reasonable detail.

         SECTION 26. OTHER NOTICES. Except as otherwise provided herein, notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the registered holder of any Rights, Rights Certificate or stock certificate for shares of Common Stock of the Company to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address shall be filed in writing with the Rights Agent) as follows:

                  Success Bancshares, Inc.
                  One Marriott Drive
                  Lincolnshire, Illinois  60069
                  Attention:  Corporate Secretary


Except as otherwise provided herein, notices or demands authorized by this Agreement to be given or made by the Company or by the registered holder of any Rights, Rights Certificate or stock certificate for shares of Common Stock of the Company to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address shall be filed in writing with the Company) as follows:

                  Harris Trust and Savings Bank
                  P.O. Box 1689
                  Chicago, Illinois  60690-1689
                  Attention:  Ken Penn


Except as otherwise provided herein, notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the registered holder of any Rights, Rights Certificate or stock certificate for shares of Common Stock of the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at its last address appearing on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Company may (and the Rights Agent, if so directed in writing by the Company, shall) supplement or amend any term, provision or condition of this Agreement, without the approval of the registered holders of the stock certificates representing the Common Stock and the Rights. From and after the Distribution Date, but subject to the penultimate sentence of this Section 27, the Company may (and the Rights Agent, if so directed in writing by the Company shall) supplement or amend this Agreement, without the approval of the registered holders of the Rights (however represented), in order: (i) to cure any ambiguity, (ii) to correct or supplement any term, provision or condition of this Agreement which may be defective or inconsistent with any other term, provision or condition hereof, (iii) to shorten or lengthen any time period specified herein (except that after the first occurrence of an event described in either clause (A) or (B) of the proviso in the first sentence of
Section 23(a), there must be Continuing Directors then in office and any such shortening or lengthening shall require the concurrence of at least a majority of such Continuing Directors) or (iv) to change or supplement one or more of the terms, provisions or conditions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect, as determined by the Board (with the concurrence of at least a majority of the Continuing Directors), the interests of the holders (other than any Restricted Person or the transferees therefrom specified in Section 7(d)) of the Rights (however represented); provided, however, that this Agreement may not be supplemented or amended pursuant to clause (iii) of this sentence (A) to lengthen any time period (except as permitted by Section 3(a)(ii)) unless (I) approved by at least a majority of the Continuing Directors and (II) such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders (other than any Restricted Person or the transferees therefrom specified in Section 7(d)) of the Rights or (B) to lengthen any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable. Upon the delivery of a certificate from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent shall not be required to execute any supplement or amendment which affects any of the Rights Agent's rights, powers, obligations, duties or immunities under this Agreement. On and after the Distribution Date, no supplement or amendment shall be made which changes the Exercise Price, the number of one one-hundredths of a Preferred Share for which a Right is exercisable, the Redemption Price or the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of the Rights shall be deemed coincident with the interests of the holders of the Common Stock of the Company.

         SECTION 28. SUCCESSORS. All of the terms, provisions and conditions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 29. CERTAIN DETERMINATIONS AND ACTIONS BY THE BOARD. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including the determination of the percentage of such outstanding shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i), as in effect on the date hereof, under the Exchange Act. The Board (or, as and when set forth herein, the Continuing Directors) shall have the exclusive power and authority to interpret this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to make all determinations deemed necessary or advisable for such administration, including, without limitation, a determination to redeem or not to redeem the Rights, to exchange or not to exchange the Rights, or to supplement or amend this Agreement. All such calculations, determinations, interpretations and exercises (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (or the Continuing Directors) in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (ii) not subject any director (including any Continuing Director) to any liability to the holders of the Rights or to any other Person.

         SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the stock certificates for the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the stock certificates for the Common Stock of the Company).

         SECTION 31. SEVERABILITY. If any term, provision or condition of this Agreement shall be held by a court of competent jurisdiction or other lawful authority to be invalid, void or unenforceable, the remaining terms, provisions, and conditions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if any such term, provision or condition is held by such court or authority to be invalid, void or unenforceable and the Board (with the concurrence of at least a majority of the Continuing Directors then in office) shall determine in good faith that severing the same from this Agreement would adversely affect the purposes or effect of this Agreement, the right of redemption set forth in
Section 23 shall be reinstated and shall not expire until the Close of Business on the 10th day following the date of such determination by the Board.

         SECTION 32. GOVERNING LAW. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, except as to the rights and obligations of the Rights Agent, which shall be governed by and construed in accordance with the laws of the State of Illinois.

         SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS; REFERENCES. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. All references to Sections and Exhibits are to Sections and Exhibits in or to this Agreement unless otherwise specified.













                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                         SUCCESS BANCSHARES, INC.


                                         By: /s/ Christa N. Calabrese
                                            ------------------------------
                                             Christa N. Calabrese
                                             Chief Operating Officer
Attest:

By: /s/ Marlene Sachs
   ---------------------------
Name:  Marlene Sachs
     -------------------------
Title: Secretary
      ------------------------

                                         HARRIS TRUST AND SAVINGS BANK,
                                         RIGHTS AGENT


                                         By: /s/ Ken W. Penn
                                            ------------------------------
                                         Name:  Ken W. Penn
                                                --------------------------
                                         Title: Assistant Vice President
                                                --------------------------
Attest:

By: /s/ Edward Gurgul
   ---------------------------
Name:  Edward Gurgul
     -------------------------
Title: Assistant Secretary
      ------------------------

                                   EXHIBIT A



                                      FORM

                                       OF

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                            SUCCESS BANCSHARES, INC.

                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)




         Success Bancshares, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify that, pursuant to authority conferred upon its Board of Directors (the "BOARD OF DIRECTORS") by its Certificate of Incorporation, as amended, and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the following resolution was adopted by its Board of Directors by unanimous written consent on May 27, 1998.

         RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended, of the Corporation and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, there is hereby created a series of Preferred Stock of the Corporation, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Second Restated Certificate of Incorporation of the Corporation:

         Section 1. Designation of Series; Number of Shares. The series of Preferred Stock established hereby shall be designated the "Series B Junior Participating Preferred Stock" (the "SERIES B PREFERRED STOCK"), par value $.001 per share, and the authorized number of shares constituting the Series B Preferred Stock shall be 90,000. Such number of authorized shares may be increased or decreased, from time to time, by resolution of the Board of Directors; provided, however, that no such decrease shall reduce the number of authorized shares of the Series B Preferred Stock to a number less than the number of shares of the Series B Preferred Stock then outstanding, plus the number of shares of the Series B Preferred Stock then reserved for issuance upon the exercise of any outstanding options, warrants or rights or the exercise of any conversion or exchange privilege contained in any outstanding security issued by the Corporation.

         Section 2. Dividends and Distributions. (A) Subject to the rights of the holders of shares of any other series of the Preferred Stock (or shares of any other class of capital stock of the Corporation) ranking senior to the Series B Preferred Stock with respect to dividends, the holders of shares of the Series B Preferred Stock, in preference to the holders of shares of Common Stock and of any other class of capital stock of the Corporation ranking junior to the Series B Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the first day of July, October, January and April in each year (each such date being a "DIVIDEND PAYMENT DATE"), commencing on the first Dividend Payment Date after the initial issuance of a share or fractional share of the Series B Preferred Stock, in an amount per share (rounded to the nearest whole cent) equal to the greater of (a) $1.00 and (b) 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a distribution in connection with the subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the initial issuance of a share or fractional share of the Series B Preferred Stock. The multiple of 100 (the "DIVIDEND MULTIPLE") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (A). In the event that the Corporation shall at any time after the effective date hereof (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Dividend Multiple thereafter applicable to the determination of the amount of dividends per share which the holders of shares of the Series B Preferred Stock shall be entitled to receive shall be the Dividend Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event. As used herein, the term "effective date hereof" shall mean August 10, 1998.

         (B) The Board of Directors shall declare, out of funds legally available therefor, a dividend or distribution on the Series B Preferred Stock, as provided in paragraph (A) of this Section 2, immediately after it has declared a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event that no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock less an amount equal to the dividends already paid on the Series B Preferred Stock during such period shall nevertheless be payable on such subsequent Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on the outstanding shares of the Series B Preferred Stock from the Dividend Payment Date next preceding the date of issuance of such shares, unless such date of issuance shall be prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, or unless such date of issuance shall be after the close of business on the record date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of the Series B Preferred Stock in an amount less than the total amount of dividends then accrued shall be allocated pro rata among such shares. The Board of Directors may fix a record date for the determination of the holders of shares of the Series B Preferred Stock entitled to receive payment of any dividend or distribution declared thereon, which record date shall be not more than the number of days prior to the date fixed for such payment permitted by applicable law.

     Section 3. Voting Rights. In addition to any other voting rights required by applicable law, the holders of shares of the Series B Preferred Stock shall have the following voting rights:

     (A) Each share of the Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. The multiple of 100 (the "VOTING MULTIPLE") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (A). In the event that the Corporation shall at any time after the effective date hereof (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Voting Multiple thereafter applicable to the determination of the number of votes per share to which the holders of shares of the Series B Preferred Stock shall be entitled shall be the Voting Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other resolution of the Board of Directors establishing another series of the Preferred Stock (or any series of any other class of capital stock of the Corporation) or by applicable law, the holders of the Series B Preferred Stock, the holders of the Common Stock and the holders of any other class of capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation.

     (C) (i) Whenever, at any time or times, dividends payable on any share or shares of Series B Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding Series B Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two directors of the Corporation at a special meeting of stockholders of the Corporation or at the Corporation's next annual meeting of stockholders, and at each subsequent annual meeting of stockholders, as provided below. At elections for such directors, the holders of shares of Series B Preferred Stock shall be entitled to cast one vote for each one one-hundredth of a share of Series B Preferred Stock held.

         (ii) Upon the vesting of such right of the holders of the Series B Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series B Preferred Stock as hereinafter set forth. A special meeting of the stockholders of the Corporation then entitled to vote shall be called by the Chairman or the President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than 10% of the Series B Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of stockholders of the Corporation, the holders of the shares of the Series B Preferred Stock shall elect, voting as above provided, two directors of the Corporation to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors. At any and all such meetings for such election, the holders of a majority of the outstanding shares of the Series B Preferred Stock shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. Any director elected by holders of shares of the Series B Preferred Stock pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the stockholders voting as a class who elected such director, with or without cause. In case any vacancy shall occur among the directors elected by the holders of the Series B Preferred Stock pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of directors. After the holders of the Series B Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be further increased or decreased except by vote of the holders of Series B Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Preferred Stock.

         (iii) The right of the holders of the Series B Preferred Stock, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Series B Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the shares of the Series B Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Series B Preferred Stock pursuant to this Section shall terminate immediately. Whenever the term of office of the directors elected by the holders of the Series B Preferred Stock pursuant to this Section shall terminate and the special voting powers vested in the holders of the Series B Preferred Stock pursuant to this Section shall have expired, the maximum number of members of the Board of Directors of the Corporation shall be such number as may be provided for in the By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this Section.

     (D) Except as otherwise provided herein or by applicable law, the holders of the Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent provided in paragraph (B) of this Section 3) for the taking of any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever dividends or other distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of the Series B Preferred Stock shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock;

         (ii) declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are accrued and unpaid in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem, purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock, except that the Corporation may at any time redeem, purchase or otherwise acquire any shares of such junior stock in exchange for other shares of any class of capital stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series B Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of the Series B Preferred Stock or any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series B Preferred Stock, or redeem any shares of such parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to the holders of all such shares upon such terms and conditions as the Board of Directors, after taking into consideration the respective annual dividend rates and the other relative powers, preferences and rights of the respective series and classes of such shares, shall determine in good faith will result in fair and equitable treatment among the respective holders of shares of all such series and classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of the Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after such purchase or acquisition. All such canceled shares shall thereupon become authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of the Preferred Stock, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation of the Corporation, as amended from time to time, in any other resolution of the Board of Directors establishing another series of the

Preferred Stock (or any series of any other class of capital stock of the Corporation) or in any applicable law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (whether voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock unless, prior thereto, the holder of each outstanding share of the Series B Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the Dividend Multiple (the "SERIES B LIQUIDATION PREFERENCE"). Following payment in full of the Series B Liquidation Preference, no additional distributions shall be made to the holders of the Series B Preferred Stock unless, prior thereto, the holders of the Common Stock shall have received an amount per share (the "COMMON ADJUSTMENT") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) the Dividend Multiple. Following payment in full of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock, respectively, holders of the Series B Preferred Stock and holders of Common Stock shall receive their relative and proportionate share of the remaining assets to be distributed to them in the ratio of the Dividend Multiple to one with respect to such Series B Preferred Stock and Common Stock, on a per-share basis.

     Section 7. Consolidation, Merger, etc. In the event that the Corporation shall be a party to any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are converted or changed into or exchanged for other capital stock, securities, cash or other property, or any combination thereof, then, in each such case, each share of the Series B Preferred Stock shall at the same time be similarly converted or changed into or exchanged for an aggregate amount, subject to adjustment as hereinafter provided in this Section 7, equal to 100 times the aggregate amount of capital stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is being converted or changed or exchanged. In the event that the Corporation shall at any time after the effective date hereof (a) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (b) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share which the holders of shares of the Series B Preferred Stock shall thereafter be entitled to receive pursuant to the preceding sentence shall be the aggregate amount per share in effect pursuant to such sentence immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of the Series B Preferred Stock shall not be redeemable at any time.

     Section 9. Rank. Unless otherwise provided in the resolution of the Board of Directors establishing another series of the Preferred Stock after the effective date hereof, the Series B Preferred Stock shall rank, as to the payment of dividends and the making of any other distribution of assets of the Corporation, senior to the Common Stock, but junior to all other series of the Preferred Stock.

         Section 10. Amendments. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences and rights of the Series B Preferred Stock so as to adversely affect any thereof without the affirmative vote of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a single class.

         Section 11. Fractional Shares. Fractional shares of the Series B Preferred Stock may be issued, but, unless the Board of Directors shall otherwise determine, only in multiples of one one-hundredth of a share. The holder of any fractional share of the Series B Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to the Series B Preferred Stock in the same proportion as such fractional share bears to a whole share.

     IN WITNESS WHEREOF, Success Bancshares, Inc. has caused this Certificate of Designations to be executed and attested by its duly authorized officers this 1st day of August, 1998.


                                     SUCCESS BANCSHARES, INC.

                                     By:
                                        ---------------------------------
                                            Christa N. Calabrese
                                            Chief Operating Officer
Attest:

By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                   EXHIBIT B
                                   ---------

                                      FORM
                                       OF
                               RIGHTS CERTIFICATE


CERTIFICATE NO. R-                                       _____ RIGHTS
_______ Aggregate Number of
Shares of Series B Junior
Participated Preferred Stock
Initially
Purchasable


       NOT EXERCISABLE AFTER AUGUST 10, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF SUCCESS BANCSHARES, INC., AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT HEREINAFTER MENTIONED. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN SUCH AGREEMENT, RIGHTS BENEFICIALLY OWNED BY A RESTRICTED PERSON (AS SUCH TERM IS DEFINED IN SUCH AGREEMENT), OR BY SPECIFIED TRANSFEREES FROM A RESTRICTED PERSON, SHALL BE OR BECOME VOID.

                               RIGHTS CERTIFICATE
                            SUCCESS BANCSHARES, INC.


     This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 1, 1998 (the "RIGHTS AGREEMENT") between Success Bancshares, Inc., a Delaware corporation (the "COMPANY"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "RIGHTS AGENT"), to purchase from the Company at any time after the Distribution Date and prior to the Close of Business August 10, 2008, at the principal office of the Rights Agent or its successor as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Series B Junior Participating Preferred Stock, $.001 par value (the "PREFERRED SHARES"), of the Company at a price (the "EXERCISE PRICE") of $55.00 per one one-hundredth of a Preferred Share, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and the related Form of Certification of Status duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (as well as the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of each Right) set forth above, and the Exercise Price set forth above, are the numbers and the Exercise Price as of August 10, 1998, based on the Preferred Shares as constituted on such date. As provided in the Rights Agreement, such number of Rights (and/or such number of one one-hundredths of a Preferred Share) and such Exercise Price are subject to change and adjustment upon the happening of certain events specified in the Rights Agreement. Capitalized terms not defined herein have the respective meanings specified in the Rights Agreement.

     From and after the first occurrence of any Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) a Restricted Person, (ii) a transferee from a Restricted Person who becomes a transferee after the Acquiring Person becomes such or (iii) under certain circumstances specified in the Rights Agreement, a transferee from a Restricted Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall be or become void, and no holder hereof shall have any rights whatsoever with respect to such Rights.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof, to which Rights Agreement reference is hereby made for a full description of the rights, powers, obligations, duties and immunities hereunder of the Company, the Rights Agent and the holders of the Rights Certificates. Under the circumstances set forth in the Rights Agreement, the exercisability of the Rights represented hereby may be temporarily suspended. The Rights Agreement is on file at the principal office of the Company and at the principal office of the Rights Agent, and a copy will be provided upon written request to the Secretary of the Company.

     Upon surrender at the principal office of the Rights Agent, this Rights Certificate, with or without other Rights Certificates, may be exchanged for one or more Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase the same aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificates so surrendered. If this Rights Certificate shall be exercised in part, the holder hereof shall be entitled to receive, upon surrender hereof, one or more Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed, at the direction of the Board, at a redemption price (subject to adjustment) of $.001 per Right (payable in cash, shares of Common Stock of the Company or any other form of consideration deemed appropriate by the Board) or (ii) under certain circumstances, may be exchanged, in whole or in part, at the direction of the Board, for shares of Common Stock of the Company or Preferred Shares at an exchange rate (subject to adjustment) of one share of Common Stock or one one-hundredth of a Preferred Share per Right.

     No fractional Preferred Share will be issued upon the exercise of any Rights represented hereby (other than fractions which are a multiple of one one-hundredth of a Preferred Share), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

     No holder, as such, of this Rights Certificate shall be entitled to vote, to receive dividends or other distributions on or to exercise any preemptive rights with respect to, or shall be deemed for any other purpose to be the holder of, the Preferred Shares or other shares of capital stock of any class of the Company which may at any time be issuable upon exercise hereof; nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, or any right to vote for the election of directors or upon any other matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends, subscription rights or other distributions, until the Rights evidenced by this Rights Certificate shall have been exercised, in whole or in part, in accordance with the provisions of the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     IN WITNESS WHEREOF, this Rights Certificate has been executed by the Company by the duly authorized facsimile signature of a proper officer of the Company and a facsimile of its corporate seal has been imprinted hereon and duly attested by the duly authorized facsimile signature of a proper officer of the Company.

Dated as of _______________, ____.



                                       SUCCESS BANCSHARES, INC.

                                       By:
                                          ---------------------------------
                                           Name:
                                           Title:
Attest:

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

Countersigned:

HARRIS TRUST AND SAVINGS BANK,
as Rights Agent:


By:
   --------------------------------
    Authorized Signature

                      [REVERSE SIDE OF RIGHTS CERTIFICATE]


                          FORM OF ELECTION TO PURCHASE

                    (To be executed by the registered holder
                   if such holder desires to exercise Rights
                    represented by this Rights Certificate)

To SUCCESS BANCSHARES, INC.:

     The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or other securities, cash or property) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number: ____________________


________________________________________________________________
(Please print name and address)


________________________________________________________________

If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the remaining unexercised Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number: _____________________________________


________________________________________________________________
(Please print name and address)


________________________________________________________________


Dated:  _______________, 19__

                                                   ________________________
                                                   Signature


Signature Guaranteed: ________________________________





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


     Signatures must be guaranteed by a participant in a recognized Signature Guaranty Medallion Program.

                        FORM OF CERTIFICATION OF STATUS
                        -------------------------------

         The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate

         [ ] is

         [ ] is not

     being exercised by or on behalf of a Person who is or was a Restricted Person (as such term is defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it

         [ ] did

         [ ] did not

      acquire, directly or indirectly, the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became a Restricted Person.


                                        ___________________________________
                                        Signature


Date:  _______________, 19__



NOTICE
------

     The signature(s) on the foregoing Form of Election to Purchase and Certification of Status must correspond to the name written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the Certification of Status set forth above is not completed, the Company will deem the Beneficial Owner of the Rights represented by this Rights Certificate to be a Restricted Person (as such term is defined in the Rights Agreement), will not honor the Election to Purchase and will affix a legend to such effect on this Rights Certificate and on any Rights Certificates issued in exchange for this Rights Certificate.






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


                                   EXHIBIT C
                                   ---------

            SUMMARY OF RIGHTS TO PURCHASE SHARES OF PREFERRED STOCK

     The Board of Directors (the "Board") of Success Bancshares, Inc., a Delaware corporation (the "Company"), has declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock of the Company (the "Common Stock"). The dividend is payable on August 10, 1998 ("Record Date") to the holders of record of the Common Stock at the Close of Business on such date. Each Right entitles the holder thereof (except as described below) to purchase from the Company one one-hundredth of a share of the Series B Junior Participating Preferred Stock, $0.01 par value (the "Preferred Shares"), of the Company at a price (the "Exercise Price") of $55.00 per one one-hundredth of a Preferred Share, subject to adjustment. The terms of the Rights are set forth in the Rights Agreement, dated August 1, 1998 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"). The capitalized terms not defined herein have the respective meanings specified in the Rights Agreement.

     Distribution Date; Transfer of Rights.
     ------------------ -------------------

     Initially, the Rights associated with the Common Stock outstanding as of the Record Date will be evidenced solely by the stock certificates for such Common Stock, with a copy of this Summary of Rights attached thereto. The Rights will separate from the Common Stock upon the earliest to occur of (i) 10 Business Days after the first public announcement that any Person (other than an Exempt Person (as hereinafter defined)) has become an Acquiring Person (as hereinafter defined), and (ii) 10 Business Days (or such other Business Day as may be determined by action of the Board prior to the time that any Person shall become an Acquiring Person) after the commencement by any Person (other than an Exempt Person) of, or the first public announcement of its intention to commence, a tender or exchange offer if, upon the consummation thereof, such Person would be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock (the earliest of the dates specified in clauses (i) and (ii) being hereinafter called the "Distribution Date"). After the Distribution Date, the Rights will be evidenced solely by separate certificates and will trade independently from the Common Stock.

     An "Acquiring Person" is any Person who or which, together with its Affiliates and Associates, has acquired 15% or more of the shares of Common Stock then outstanding, but does not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or other compensation program or arrangement of the Company or of any such Subsidiary or
(iv) any Person holding shares of Common Stock for or pursuant to the terms of any such plan, program or arrangement (the Persons specified in clauses (i) through (iv) being herein collectively called "Exempt Persons"). A "Continuing Director" is (i) any member of the Board who is not a Restricted Person (as hereinafter defined), or a representative or nominee of a Restricted Person, and was a member of the Board prior to the date of the Rights Agreement and
(ii) any individual who subsequently becomes a member of the Board and is not a Restricted Person, or a representative or nominee of a Restricted Person, and whose nomination for election to the Board is recommended or approved by a majority of the Continuing Directors then in office. A "Restricted Person" is an Acquiring Person, or any Affiliate or Associate thereof.



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


     The Rights Agreement provides that, until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights may be transferred only with the associated shares of Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), stock certificates for Common Stock issued after the Record Date, either upon transfer of outstanding shares or original issuance of additional shares of Common Stock, will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any stock certificate for shares of Common Stock, with or without such legend and whether or not a copy of this Summary of Rights is attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such stock certificate.

     As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of the Common Stock as of the Close of Business on the Distribution Date, which thereafter will constitute the sole evidence of the Rights. Each share of Common Stock issued by the Company after the Record Date and prior to the earlier redemption or expiration of the Rights, including any shares of Common Stock issued by reason of the exercise of any option, warrant, right (other than the Rights) or conversion or exchange privilege (however evidenced) issued by the Company prior to the Distribution Date, will be accompanied by a Right (unless the Board expressly provides to the contrary at the time of issuance of any such option, warrant, right or privilege), and Rights Certificates evidencing such Rights will be issued at the same time as the stock certificates for the associated shares of Common Stock.

     The Rights are not exercisable until the Distribution Date. Moreover, the time when the Rights may be exercised is restricted as described in the next paragraph. The Rights will expire in ten (10) years (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

     Exercise of Rights Under Certain Circumstances.

     In the event that any Person (other than the Company, its affiliates and any Person receiving newly-issued shares of Common Stock directly from the Company) becomes an Acquiring Person, proper provision will be made so that the registered holder of each Right (other than Rights Beneficially Owned as described in the next sentence) will thereafter have the right to receive, upon exercise thereof, the number of shares of Common Stock which, at the time of the occurrence of such event, will have a market value equal to two times the then current Exercise Price. After the first occurrence of either of the events described in the preceding sentence, all Rights which are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by a Restricted Person or specified transferees therefrom will be void. Under no circumstances may a Right be exercised after the occurrence of either such event unless the Company's right to redeem the Rights (as described below) has expired.

     If, on or after the date on which any Person has become an Acquiring Person, any of the following transactions occur: (i) the Company merges into or consolidates with an Interested Stockholder (as hereinafter defined) or, unless all holders of the Company's outstanding shares of Common Stock are treated the same, another Person (with limited designated exceptions); (ii) an Interested Stockholder or, unless all holders of the Company's outstanding shares of Common Stock are treated the same, another Person (with limited designated exceptions) merges into the Company and either
(A) all or part of the outstanding shares of Common Stock of the Company are converted into capital stock or other securities of any other Person (or the Company), cash and/or other property or (B) such shares remain outstanding, unconverted and unchanged; or (iii) the Company sells or transfers 50% or more of its consolidated assets or earning power to an Interested Stockholder (as hereinafter defined) or, unless all holders of the Company's outstanding shares of Common Stock are treated the same, another Person (with limited designated exceptions); proper provision will be made so that the registered holder of each Right (other than Rights which have become void) will thereafter have the right (the "Flip-Over Right") to receive, upon exercise thereof, the number of common shares of the acquiror (or of another Person affiliated therewith) which, at the time of consummation of such transaction, will have a market value equal to two times the then current Exercise Price. An "Interested Stockholder" is any Restricted Person or any Affiliate or Associate of any other Person in which such Restricted Person has an interest, or any Person acting, directly or indirectly, on behalf of or in concert with any such Restricted Person.

     Adjustments to Exercise Price and Stock Purchasable Upon Exercise.

     The Exercise Price payable, the number and kind of shares of capital stock issuable upon exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend payable in Preferred Shares on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to the holders of the Preferred Shares of certain options, warrants or rights to subscribe for or purchase Preferred Shares at a price, or securities convertible into or exchangeable for Preferred Shares with a conversion or exchange price, less than the then Fair Market Value of the Preferred Shares or (iii) upon the distribution to the holders of the Preferred Shares of cash, securities, evidences of indebtedness or other property (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or options, warrants or rights (other than those referred to in clause (ii) above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a dividend on the Common Stock payable in shares of Common Stock or a subdivision, combination or reclassification of the Common Stock occurring, in any such case, prior to the Distribution Date.

     With certain specified exceptions, no adjustment in the Exercise Price will be made until the cumulative adjustments required equal at least 1% of the Exercise Price. The Company is not required to issue fractional Preferred Shares (other than fractions which are multiples of one one-hundredth of a Preferred Share), but in lieu thereof the Company would be required to make a cash payment based on the Fair Market Value of the Preferred Shares on the trading day immediately preceding the date of exercise.

     Terms of Preferred Shares.

     The Preferred Shares receivable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle the holder thereof to receive a preferential quarterly dividend equal to the greater of (i) $1.00 and (ii) 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of Common Stock), declared on the Common Stock during such quarter, adjusted to give effect to any dividend on the Common Stock payable in shares of Common Stock or any subdivision, combination or reclassification of the Common Stock (a "Dilution Event"). Each Preferred Share will entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company, voting together as a single class with the holders of the Common Stock and the holders of any other class of capital stock having general voting rights, adjusted to give effect to any Dilution Event. In the event of liquidation of the Company, the holder of each Preferred Share will be entitled to receive a preferential liquidation payment equal to 100 times the aggregate per share amount to be distributed to the holders of the Common Stock, adjusted to give effect to any Dilution Event, plus an amount equal to accrued and unpaid dividends and distributions on such Preferred Share, whether or not declared, to the date of such payment. In the event of any merger, consolidation or other transaction in which the outstanding shares of Common Stock of the Company are exchanged for or converted into other capital stock, securities, cash and/or other property, each Preferred Share will be similarly exchanged or converted into 100 times the per share amount applicable to the Common Stock, adjusted to give effect to any Dilution Event.

     Because of the nature of the dividend, voting, liquidation and other rights accorded to each Preferred Share, the value of the one one-hundredth of a Preferred Share receivable upon the exercise of each Right should approximate the value of one share of Common Stock.

     Redemption of Rights.

     At any time prior to the earliest of (i) 10 Business Days after the first public announcement that any Person (other than an Exempt Person) has become an Acquiring Person, (ii) the occurrence of any transaction which permits the exercise of the Flip-Over Right and (iii) the Final Expiration Date, the Board may redeem all, but not less than all, of the Rights at the redemption price of $.001 per Right, adjusted to give effect to any Dilution Event (the "Redemption Price"); provided, however, that, under certain circumstances specified in the Rights Agreement, the Rights may not be redeemed unless there are Continuing Directors in office and such redemption is approved by at least a majority of such Continuing Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. After the redemption period has expired, the Company's right of redemption may be reinstated, under the circumstances specified in the Rights Agreement, which include the concurrence of at least a majority of the Continuing Directors, if either (i) the Person who became an Acquiring Person shall reduce, in one or a series of related transactions not involving the Company or any Subsidiary or the occurrence of any transaction which permits the exercise of the Flip-Over Right, its Beneficial Ownership of the outstanding shares of Common Stock to less than 15% of such outstanding shares or (ii) in connection with any transaction which permits the exercise of the Flip-Over Right, which does not involve an Interested Stockholder and in which all holders of the Common Stock are treated the same. Immediately after action by the Board directing the redemption of the Rights, the option to exercise the Rights will terminate, and thereafter each registered holder of the Rights will only be entitled to receive the Redemption Price therefor.

     Exchange of Rights.



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


     At any time after any Person has become an Acquiring Person and prior to the time that any Person (other than an Exempt Person), together with its Affiliates and Associates, has become the Beneficial Owner of 50% or more of the outstanding shares of Common Stock, the Board may direct that all or any part of the outstanding Rights (other than Rights which have become void) be exchanged for shares of Common Stock at the exchange rate of one share of Common Stock (or one one-hundredth of a Preferred Share or of another share of capital stock of the Company having equivalent rights, preferences and privileges) per Right, adjusted to give effect to any Dilution Event.

     Amendment of the Rights and the Rights Agreement.

     Prior to the Distribution Date, the terms of the Rights and the Rights Agreement may be supplemented or amended by the Board in any manner. From and after the Distribution Date, the Rights may be supplemented or amended by the Board, without the approval of the holders of the Rights, in certain respects which do not adversely affect, as determined by the Board (with the concurrence of at least a majority of the Continuing Directors), the interests of such holders; provided, however, that the Rights Agreement cannot be amended to lengthen (i) any time period unless (A) such lengthening is approved by at least a majority of the Continuing Directors and (B) such lengthening is for the benefit of the holders of the Rights or (ii) any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable.

     Miscellaneous.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission and is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.









                                     C-5